Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Parent	Subsidiary	Percentage of Ownership		State of Incorporation or Organization

ITLA Capital Corporation	Imperial Capital Bank	100%		California
ITLA Capital Corporation	ITLA Funding Corporation	100%		Delaware
ITLA Funding Corporation	ITLA Servicing Corporation	100%		Delaware
ITLA Funding Corporation	ITLA Commercial Warehouse Corporation	100%		Delaware
ITLA Capital Corporation	ITLA Management Corporation	100%		Delaware
ITLA Management Corporation	ITLA Commercial Investment Corporation	100%		Maryland
ITLA Capital Corporation	Imperial Capital Real Estate Investment Trust	100%		Delaware
ITLA Capital Corporation	ITLA Capital Statutory Trust I	100%	(1)	Connecticut
ITLA Capital Corporation	ITLA Capital Statutory Trust II	100%	(1)	Connecticut
ITLA Capital Corporation	ITLA Capital Statutory Trust III	100%	(1)	Delaware
ITLA Capital Corporation	ITLA Capital Statutory Trust IV	100%	(1)	Delaware
ITLA Capital Corporation	ITLA Capital Statutory Trust V	100%	(1)	Connecticut

__________________
(1) Represents ownership of the common securities of the trust.